Exhibit 99.3

Form of Letter of Transmittal

LETTER OF TRANSMITTAL
REGARDING UNITS IN THE ASGI CORBIN MULTI-STRATEGY FUND, LLC

TENDERED PURSUANT TO THE OFFER TO PURCHASE
DATED MARCH 20, 2012

THE OFFER WILL EXPIRE ON APRIL 18, 2012
 AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY
ALTERNATIVE STRATEGIES GROUP, INC., EITHER BY MAIL OR BY FAX, BY MIDNIGHT,
EASTERN STANDARD TIME, ON APRIL 18, 2012, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN TO:

ASGI Corbin Multi-Strategy Fund
c/o BNY Mellon Alternative Investment Services
400 Bellevue Parkway 19C-0204,
Wilmington, DE 19809
Phone: (866) 211-4521
Fax: (508) 599-6137

Ladies and Gentlemen:

The undersigned hereby tenders to ASGI Corbin Multi-Strategy Fund, LLC a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the units of limited liability company interest in the Fund or portion thereof held by the undersigned, described and specified below (the “Units”), on the terms and conditions set forth in the offer to purchase, dated March 20, 2012 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”).

THE OFFER IS SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE RECEIVED TIMELY AND IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Units in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the Units in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units in the Fund or portions thereof tendered hereby.

Payment of the purchase price for the Units of limited liability company interest in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to an account designated by the undersigned or sent to the undersigned at its mailing address as listed in the Fund’s records, unless the undersigned advises the Fund in writing of a change in its mailing address. The undersigned recognizes that the amount of the payment (initial payment in the case of Unitholders tendering all of their Units) will be based on the unaudited net asset value as of June 30, 2012 of the Units or portion thereof tendered.  When Units are repurchased by the Fund, Unitholders will generally receive cash distributions equal to the value of the Units repurchased. However, in the sole discretion of the Fund, the proceeds of repurchases of Units may be paid by the in-kind distribution of securities held by the Fund, or partly in cash and partly in-kind.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

ASGI CORBIN MULTI-STRATEGY FUND, LLC
Tendered Pursuant to the Offer to Purchase Dated March 20, 2012

TENDER OFFER FORM

Name of Unitholder:

Account Number:

Official Fund Name:	ASGI Corbin Multi-Strategy Fund, LLC

Type of Request:	☐ Partial Tender
☐ Full Tender

Complete if Partial Tender:

Number of Units to be Tendered:  ___________________________; OR

Tender Amount: ________________________________________   Effective Date:  June 30, 2012

The undersigned Unitholder acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Registration Statement and all capitalized terms used herein have the meaning as defined in the Fund’s Registration Statement. The undersigned represents that the undersigned is the beneficial owner of the Units in the Fund to which this tender request relates, and that the person signing this request is an authorized representative of the tendering Unitholder.

In the case of joint accounts, each joint holder must sign this tender request. Requests on behalf of a foundation, partnership or any other entity must be accompanied by evidence of the authority of the person(s) signing.

ASGI CORBIN MULTI-STRATEGY FUND, LLC
Tendered Pursuant to the Offer to Purchase Dated March 20, 2012

Fax to (508) 599-6137 or Overnight Mail to Alternative Strategies Group, Inc., c/o BNY Mellon Alternative
Investment Services, 400 Bellevue Parkway 19C-0204, Wilmington, DE 19809

Form must be received prior to the deadline

Indicate Date of Transmission________________and Method of Transmission ☐ Fax ☐ Regular Mail ☐ Overnight Mail

FOR INDIVIDUAL UNITHOLDERS AND JOINT TENANTS:	FOR OTHER UNITHOLDERS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date: ______________